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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 3, 2002

                            ________________________

                        CHESAPEAKE FINANCIAL SHARES, INC.
             (Exact name of registrant as specified in its charter)



           Virginia                       0-18543                54-1210845
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

                            ________________________

                  97 N. Main Street, Kilmarnock, Virginia 22482
          (Address of principal executive offices, including zip code)
                            ________________________


       Registrant's telephone number, including area code: (804) 435-1181






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Item 5.  Other Events and Regulation FD Disclosure.

         On September 3, 2002, the Company announced that on August 30, 2002, the Board of Directors of the Company unanimously authorized a transaction that will result in termination of the registration of Chesapeake's common stock with the Securities and Exchange Commission. Under the terms of the proposed transaction which is subject to shareholder approval, it is anticipated that approximately 73,299 shares, representing 5.7% of Chesapeake's common stock, will be converted into the right to receive cash. Shareholders owning less than 500 shares of the company's common stock will be entitled to receive cash of $27.00 per share for all of their shares. The closing price of Chesapeake's common stock on August 30, 2002, the last trading day before this transaction was announced, was $22.75. Shareholders owning 500 shares or more will continue to hold their shares.

         The proposed transaction is anticipated to reduce the number of shareholders of record to approximately 234 shareholders. As a result, Chesapeake will terminate the registration of its common stock and cause the common stock to cease to be traded on the OTC Bulletin Board.

         A copy of the press release and a letter to shareholders announcing the proposed transaction are attached hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  99.1 Press Release dated September 3, 2002, announcing proposed plan to deregister with the Securities and Exchange Commission.

                  99.2 Letter to Shareholders dated September 3, 2002, announcing proposed plan to deregister with the Securities and Exchange Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CHESAPEAKE FINANCIAL SHARES, INC.

                                            By:      /s/  John H. Hunt, II
                                                --------------------------------
                                                     John H. Hunt, II
                                                     Chief Financial Officer



September 13, 2002

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                                  EXHIBIT INDEX

Exhibit

  99.1 Press Release dated September 3, 2002, announcing proposed plan to deregister with the Securities and Exchange Commission.

  99.2 Letter to Shareholders dated September 3, 2002, announcing proposed plan to deregister with the Securities and Exchange Commission.